UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2025

HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in its charter)

Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
287-6767
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2025, Grishma Parekh notified the Board of Trustees (the “
Board
”) of the HPS Corporate Lending Fund (the “
Company
”)
that she is resigning from the
Board of the
Company

effective and contingent upon the closing of the transaction (the “
Transaction
”) pursuant to which BlackRock, Inc. and certain of its affiliates will acquire 100% of the business and assets of HPS Investment Partners, LLC (“
HPS
”) in order to comply with the Section 15(f) safe harbor provisions of the Investment Company Act of 1940, as amended. Following the closing of the Transaction, Ms. Parekh is expected to continue to serve as President of the Company, a member of the Investment Committee of the Company and in her existing role at HPS and HPS Advisors, LLC (the “
Adviser
”). If the Transaction does not close, Ms. Parekh will not resign from the Board, and she is expected to continue to serve as Trustee of the Company and in her existing role at HPS and the Adviser.
Ms. Parekh’s notice to resign
from the Board of the Company
was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices
.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: January 1 6 , 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer